EXHIBIT 23.2

CONSENT OF TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
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CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement(No.333-07449) on Form S-3 regarding the Dividend Reinvestment Program and Registration Statement(No.333-64537) on Form S-8 regarding the Stock Compensation Plan of Whitemark Homes, Inc. of our report dated March 16, 2007 related to our audit of the consolidated financial statements, which appears in this annual report on Form 10-KSB of Whitemark Homes, Inc. and Subsidiaries for the year ended December 31, 2007.

/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida
April 14, 2008